Norfolk Southern Corporation and Subsidiaries
Consolidated Statements of Income
(Unaudited)

	Second Quarter		First Six Months
	2017	2016	2017	2016
	($ in millions, except per share amounts)

Railway operating revenues
Merchandise	$1,597	$1,577	$3,181	$3,126
Intermodal	593	538	1,164	1,060
Coal	447	339	867	688
Total railway operating revenues	2,637	2,454	5,212	4,874

Railway operating expenses
Compensation and benefits	703	667	1,446	1,390
Purchased services and rents	392	384	769	763
Fuel	190	174	403	323
Depreciation	264	257	523	509
Materials and other	200	202	410	396

Total railway operating expenses	1,749	1,684	3,551	3,381

Income from railway operations	888	770	1,661	1,493

Other income – net	32	4	56	20
Interest expense on debt	140	138	282	277

Income before income taxes	780	636	1,435	1,236

Provision for income taxes
Current	225	174	391	343
Deferred	58	57	114	101
Total income taxes	283	231	505	444

Net income	$497	$405	$930	$792

Earnings per share
Basic	$1.72	$1.37	$3.20	$2.67
Diluted	1.71	1.36	3.18	2.65

Weighted average shares outstanding
Basic	289.0	294.7	289.6	296.0
Diluted	291.2	296.6	292.0	297.7
See accompanying notes to consolidated financial statements.

Norfolk Southern Corporation and Subsidiaries
Consolidated Statements of Comprehensive Income
(Unaudited)

	Second Quarter		First Six Months
	2017	2016	2017	2016
	($ in millions)

Net income	$497	$405	$930	$792
Other comprehensive income, before tax:
Reclassification adjustments for costs
included in net income	7	6	14	13
Other comprehensive income (loss) of
equity investees	1	1	(1)	—
Other comprehensive income, before tax	8	7	13	13

Income tax expense related to reclassification
adjustments for costs included in net income	(3)	(2)	(6)	(5)

Other comprehensive income, net of tax	5	5	7	8

Total comprehensive income	$502	$410	$937	$800

See accompanying notes to consolidated financial statements.

Norfolk Southern Corporation and Subsidiaries
Consolidated Balance Sheets
(Unaudited)

	June 30,	December 31,
	2017	2016
	($ in millions)
Assets
Current assets:
Cash and cash equivalents	$642	$956
Accounts receivable – net	926	945
Materials and supplies	289	257
Other current assets	79	133
Total current assets	1,936	2,291

Investments	2,848	2,777
Properties less accumulated depreciation of $11,984 and
$11,737, respectively	30,033	29,751
Other assets	105	73

Total assets	$34,922	$34,892

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,223	$1,215
Short-term debt	—	100
Income and other taxes	268	245
Other current liabilities	252	229
Current maturities of long-term debt	600	550
Total current liabilities	2,343	2,339

Long-term debt	9,273	9,562
Other liabilities	1,385	1,442
Deferred income taxes	9,259	9,140

Total liabilities	22,260	22,483

Stockholders’ equity:
Common stock $1.00 per share par value, 1,350,000,000 shares authorized; outstanding 288,181,852 and 290,417,610 shares,
respectively, net of treasury shares	290	292
Additional paid-in capital	2,228	2,179
Accumulated other comprehensive loss	(480)	(487)
Retained income	10,624	10,425

Total stockholders’ equity	12,662	12,409

Total liabilities and stockholders’ equity	$34,922	$34,892
See accompanying notes to consolidated financial statements.

Norfolk Southern Corporation and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)

	First Six Months
	2017	2016
	($ in millions)
Cash flows from operating activities
Net income	$930	$792
Reconciliation of net income to net cash provided by operating activities:
Depreciation	525	511
Deferred income taxes	114	101
Gains and losses on properties	(20)	(7)
Changes in assets and liabilities affecting operations:
Accounts receivable	(12)	(17)
Materials and supplies	(32)	(35)
Other current assets	48	103
Current liabilities other than debt	93	25
Other – net	(70)	(41)

Net cash provided by operating activities	1,576	1,432

Cash flows from investing activities
Property additions	(883)	(932)
Property sales and other transactions	60	40
Investment purchases	(4)	(23)
Investment sales and other transactions	3	3

Net cash used in investing activities	(824)	(912)

Cash flows from financing activities
Dividends	(354)	(350)
Common stock transactions	42	1
Purchase and retirement of common stock	(402)	(400)
Proceeds from borrowings – net	298	594
Debt repayments	(650)	(600)

Net cash used in financing activities	(1,066)	(755)

Net decrease in cash and cash equivalents	(314)	(235)

Cash and cash equivalents
At beginning of year	956	1,101

At end of period	$642	$866

Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest (net of amounts capitalized)	$270	$260
Income taxes (net of refunds)	341	251

See accompanying notes to consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS:

1.     Stock Repurchase Program
We repurchased and retired 3.4 million and 5.0 million shares of common stock under our stock repurchase program in the first six months of 2017 and 2016, respectively, at a cost of $402 million and $400 million, respectively. Since the beginning of 2006, we have repurchased and retired 163.7 million shares at a total cost of $10.7 billion.